Exhibit 23.2

                    [Wipfli Ullrich Bertelson LLP Letterhead]


                          INDEPENDENT AUDITORS' CONSENT


   Board of Directors and
     Shareholders
   OSB Financial Corp.


   We consent to the use in this Registration Statement of FCB Financial Corp. on Form S-4 of our report dated January 14, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.


                                 /s/ Wipfli Ullrich Bertelson LLP
                                      Wipfli Ullrich Bertelson LLP

   March 6, 1997
   Green Bay, Wisconsin